THE CHEFS' WAREHOUSE, INC. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2017 Financial Results
Net Sales Growth of 10.3%
Ridgefield, CT, May 9, 2017 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 31, 2017.

Financial highlights for the first quarter of 2017 compared to the first quarter of 2016:

•	Net sales increased 10.3% to $287.7 million for the first quarter of 2017 from $260.8 million for the first quarter of 2016.

•	GAAP net loss was $(1.6) million or $(0.06) per diluted share, for the first quarter of 2017 compared to net income of $1.0 million, or $0.04 per diluted share, in the first quarter of 2016.

•	Modified pro forma loss per diluted share was $(0.05) for the first quarter of 2017 compared to modified pro forma earnings per diluted share $0.05 for the first quarter of 2016.

•	Adjusted EBITDA[1] was $9.3 million for the first quarter of 2017 compared to $10.4 million for the first quarter of 2016.

“We are very pleased with our first quarter results, which included strong organic case and placement growth in our core specialty business, as well as growth in pounds in our protein division. We also experienced strong organic growth in the number of unique customers, which is a significant driver of future growth in our business. Despite the poor weather and Easter calendar shift during the first quarter, we executed very well and were able to meet our internal targets,” said Chris Pappas, chairman and chief executive officer of The Chefs' Warehouse, Inc. “We continue to invest in additional talent and improving our technology to make us a leaner and more nimble company. We are certain these initiatives will strengthen CW’s ability to scale and will allow us to be the distributor of choice for independent chef driven restaurants in North America.”

First Quarter Fiscal 2017 Results
Net sales for the quarter ended March 31, 2017 increased 10.3% to $287.7 million from $260.8 million for the quarter ended March 25, 2016. Organic growth contributed $15.0 million, or 5.7% to sales growth in the quarter. The remaining sales growth of $11.9 million, or 4.6% resulted from the acquisition of M.T. Food Service, Inc. on June 27, 2016. Compared to the first quarter of 2016, case counts in the Company’s specialty division grew approximately 6.0%, while the number of unique customers and placements grew 4.7% and 5.8%, respectively, in the core specialty business in the first quarter of 2017. Pounds sold in the Company’s protein division increased 1.3% for the first quarter of 2017 compared to the prior year quarter. Inflation was approximately 0.5% during the quarter, consisting of 1.1% inflation in the specialty division and deflation of 0.6% in the protein division.

Gross profit increased approximately 12.0% to $73.9 million for the first quarter of 2017 from $66.0 million for the first quarter of 2016. Gross profit margin increased approximately 40 basis points to 25.7% from 25.3%. Gross profit margins increased approximately 26 basis points in the Company’s specialty division, despite the slightly lower margin contribution from MT Food Service. Gross profit margins increased approximately 42 basis points in the protein division as performance in each of the Company’s protein business units continues to improve.

Total operating expenses increased by approximately 16.8% to $70.8 million for the first quarter of 2017 from $60.6 million for the first quarter of 2016. As a percentage of net sales, operating expenses were 24.6%

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma EPS to these measures' most directly comparable GAAP measure.

in the first quarter of 2017 compared to 23.2% in the first quarter of 2016. The increase in the Company’s operating expense ratio is largely attributable to increased warehouse labor and occupancy costs related to the Company’s expanded warehouse capacity, higher delivery labor and fleet related expenses and higher compensation costs related to additional management infrastructure.

Operating income for the first quarter of 2017 was $3.1 million compared to $5.4 million for the first quarter of 2016. The decrease in operating income was driven primarily by higher operating expenses offset in part by higher gross profit, as discussed above. As a percentage of net sales, operating income was 1.1% in the first quarter of 2017 compared to 2.1% in the first quarter of 2016.

Interest expense increased to $5.9 million for the first quarter of 2017 compared to $3.7 million in the first quarter of 2016 due to higher levels of debt and financing costs as a result of the Company’s previously disclosed refinancing completed in June, 2016.

Net loss for the first quarter of 2017 was $(1.6) million, or $(0.06) per diluted share, compared to net income of $1.0 million, or $0.04 per diluted share, for the first quarter of 2016.

Adjusted EBITDA1 was $9.3 million for the first quarter of 2017 compared to $10.4 million for the first quarter of 2016. For the first quarter of 2017, modified pro forma net loss1 was $(1.4) million and modified pro forma loss per share1 was $(0.05) compared to modified pro forma net income of $1.3 million and modified pro forma EPS of $0.05 for the first quarter of 2016.

Full Year 2017 Guidance
Based on current trends in the business, the Company is providing the following updated financial guidance for fiscal year 2017:

•	Net sales between $1.27 billion and $1.29 billion

•	Gross profit between $323.0 million and $330.0 million

•	Net income between $9.3 million and $10.5 million

•	Net income per diluted share between $0.35 and $0.40

•	Adjusted EBITDA between $63.0 million and $66.0 million

•	Modified pro forma net income per diluted share between $0.36 and $0.41

This guidance is based on an effective tax rate of approximately 41.5% to 42.0% and fully diluted shares of approximately 26.5 million shares. Note that the Company does not expect the outstanding convertible notes to be dilutive and accordingly those convertible shares are not included in the fully diluted share count.

First Quarter 2017 Earnings Conference Call
The Company will host a conference call to discuss first quarter 2017 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13658180. The replay will be available until Tuesday, May 16, 2017, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company's vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company's specialty food products; the ability to effectively price the Company's specialty food products and reduce the Company's expenses; the relatively low margins of the foodservice distribution industry and the Company's and its customers' sensitivity to inflationary and deflationary pressures; the Company's ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company's ability to service customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company's management team and the Company's ability to replace such personnel; and the strain on the Company's infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse
The Chefs' Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation's leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs' Warehouse, Inc. carries and distributes more than 43,000 products to more than 28,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
John Austin, CFO, (718) 684-8415

THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED MARCH 31, 2017 AND MARCH 25, 2016
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 31, 2017	March 25, 2016

Net Sales	$287,690	$260,836
Cost of Sales	213,786	194,878
Gross Profit	73,904	65,958

Operating Expenses	70,783	60,598
Operating Income	3,121	5,360

Interest Expense	5,933	3,656
Loss on Disposal of Assets	—	3
(Loss) Income Before Income Taxes	(2,812)	1,701

Provision for Income Tax (Benefit) Expense	(1,170)	708

Net (Loss) Income	$(1,642)	$993

Net (Loss) Income Per Share:
Basic	$(0.06)	$0.04
Diluted	$(0.06)	$0.04

Weighted Average Common Shares Outstanding:
Basic	25,952,222	25,884,051
Diluted	25,952,222	25,917,350

THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2017 AND DECEMBER 25, 2015
(in thousands)

	March 31, 2017	December 30, 2016
	(unaudited)
Cash	35,806	32,862
Accounts receivable, net	121,886	128,030
Inventories, net	91,152	87,498
Prepaid expenses and other current assets	12,184	16,101
Total current assets	261,028	264,491

Equipment and leasehold improvements, net	63,916	62,183
Software costs, net	5,842	5,927
Goodwill	166,625	163,784
Intangible assets, net	125,623	131,131
Other assets	6,054	6,022
Total assets	$629,088	$633,538

Accounts payable	$64,048	$65,514
Accrued liabilities	17,521	17,546
Accrued compensation	7,034	9,519
Current portion of long-term debt	15,764	14,795
Total current liabilities	104,367	107,374

Long-term debt, net of current portion	316,112	317,725
Deferred taxes, net	8,260	6,958
Other liabilities	7,726	7,721
Total liabilities	436,465	439,778

Preferred stock	—	—
Common stock	264	263
Additional paid in capital	127,683	127,180
Cumulative foreign currency translation adjustment	(2,185)	(2,186)
Retained earnings	66,861	68,503
Stockholders' equity	192,623	193,760

Total liabilities and stockholders' equity	$629,088	$633,538

THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 31, 2017 AND MARCH 25, 2016
(unaudited, in thousands)

	March 31, 2017	March 25, 2016

Cash flows from operating activities:
Net (loss) income	$(1,642)	$993

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,122	1,206
Amortization	2,820	2,783
Provision for allowance for doubtful accounts	667	1,034
Deferred credits	45	869
Deferred taxes	1,163	1,159
Amortization of deferred financing fees	543	358
Stock compensation	744	560
Gain on disposal of assets	—	3
Change in fair value of earn-out liability	24	(345)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,412	9,855
Inventories	(3,427)	1,626
Prepaid expenses and other current assets	4,053	377
Accounts payable and accrued liabilities	(4,081)	(10,773)
Other liabilities	(56)	(271)
Other assets	(264)	(519)
Net cash provided by operating activities	8,123	8,915

Cash flows from investing activities:
Capital expenditures	(3,764)	(3,161)
Net cash used in investing activities	(3,764)	(3,161)

Cash flows from financing activities:
Payment of Debt	(1,191,000)	(1,897)
Net change in revolving credit facility	—	(3,382)
Surrender of shares to pay withholding taxes	(240)	(297)
Net cash used in financing activities	(1,431)	(5,576)

Effect of foreign currency translation adjustment on cash	16	(347)

Net increase in cash and cash equivalents	2,944	291
Cash and cash equivalents at beginning of period	32,862	2,454
Cash and cash equivalents at end of period	$35,806	$2,745

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME
THIRTEEN WEEKS ENDED MARCH 31, 2017 AND MARCH 26, 2016
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 31, 2017	March 25, 2016
Net (Loss) Income:	$(1,642)	$993
Interest expense	5,933	3,656
Depreciation	2,122	1,206
Amortization	2,820	2,783
Provision for income tax (benefit) expense	(1,170)	708
EBITDA (1)	8,063	9,346

Adjustments:
Stock compensation (2)	744	560
Duplicate rent (3)	86	303
Integration and deal costs/third party transaction costs (4)	—	223
Change in fair value of earn-out obligation (5)	24	(345)
Moving expenses (6)	350	304

Adjusted EBITDA (1)	$9,267	$10,391

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Bronx, NY, Chicago, IL and San Francisco, CA distribution facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration, and cash and non-cash stock transaction bonuses.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents moving expenses for the consolidation of our Chicago, IL, San Francisco, CA and Los Angeles, CA facilities.

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET (LOSS) INCOME TO NET (LOSS) INCOME
THIRTEEN WEEKS ENDED MARCH 31, 2017 AND MARCH 25, 2016
(unaudited; in thousands except share amounts and per share data)

	Fiscal Year Ended
	March 31, 2017	March 25, 2016
Net (Loss) Income	$(1,642)	$993

Adjustments to Reconcile Net (Loss) Income to Modified Pro Forma Net (Loss) Income (1):
Duplicate rent (2)	86	303
Integration and deal costs/third party transaction costs (3)	—	223
Moving expenses (4)	350	304
Change in fair value of earn-out obligation (5)	24	(345)
Tax effect of adjustments (6)	(191)	(202)

Total Adjustments	269	283

Modified Pro Forma Net (Loss) Income	$(1,373)	$1,276

Diluted Earnings per Share - Modified Pro Forma	$(0.05)	$0.05

Diluted Shares Outstanding - Modified Pro Forma	25,952,222	25,917,350

1.
We are presenting modified pro forma net (loss) income and modified pro forma earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Bronx, NY, Chicago, IL and San Francisco, CA distribution facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.

4.	Represents moving expenses for the consolidation of our Chicago, IL, San Francisco, CA and Los Angeles, CA facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the tax effect of items 2 through 5 above.

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2017
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$9,300	$10,500
Provision for income tax expense	6,700	7,500
Depreciation & amortization	21,000	21,000
Interest expense	22,200	23,000
EBITDA (1)	59,200	62,000

Adjustments:
Stock compensation (2)	3,400	3,500
Duplicate occupancy and moving costs (3)	400	500

Adjusted EBITDA (1)	$63,000	$66,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.
Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.

THE CHEFS' WAREHOUSE, INC.
2017 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2017 MODIFIED
PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.35	$0.40

Duplicate occupancy and moving costs (3)	0.01	0.01

Modified pro forma net income per diluted share	$0.36	$0.41

1.
We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 41.5% to 42.0% and an estimated fully diluted share count of approximately 26.5 million shares.

3.
Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.